Exhibit 99.1

ENDRA Life Sciences Reports Fourth Quarter and Full Year 2025
Financial Results and Provides Business Update

ANN ARBOR, Mich. (March 31, 2026) – ENDRA Life Sciences Inc. (NASDAQ: NDRA) (“ENDRA” or the “Company”), a pioneer in thermoacoustic biomarker imaging for early detection and monitoring of steatotic liver disease (SLD), today reported financial results for the quarter and year ended December 31, 2025, and provided a business update.

Business Update

●	Initiated Evaluation of Strategic Alternatives

○	On March 25, 2026, the Company announced that its Board of Directors has initiated a process to evaluate strategic alternatives to maximize shareholder value.

○	The Company intends to continue executing on its strategic and operating initiatives during the review process, and has not set a timetable for completion of the process.

●	Demonstrated Strong Clinical Progress with TAEUS® Liver

○	On November 20, 2025, ENDRA announced positive results from its feasibility study that demonstrated the ability of TAEUS Liver, as redesigned in 2025, to accurately quantify liver fat fraction – a key MASLD/MASH biomarker – with a Pearson correlation coefficient of r=0.89 across the full stages of steatotic disease and BMIs.

○	On December 4, 2025, the Company announced additional feasibility results that demonstrated TAEUS Liver’s strong concordance with MRI-PDFF, the industry’s gold standard for non-invasive liver fat assessment, at critical liver fat fraction thresholds of 12-17% and 20-22% thereby positioning the device as a clinical SLD tool for future use in pharmaceutical trials.

○	On February 26, 2026, the Company reported favorable results from a new study that demonstrated the device’s robust intra-user repeatability and inter-user reproducibility, essential factors for long-term monitoring of SLD, which now affects approximately 30% of adults worldwide. TAEUS achieved an Intraclass Correlation Coefficient of 0.89 with standard error of measurement of 3.3% using independent operators.

○	These data support TAEUS’s objective to deliver a standardized, accurate and repeatable liver fat test for the growing population affected by SLD. TAEUS Liver has the potential to be deployed in routine clinical practice to address large, underserved populations and could potentially be utilized by pharmaceutical companies for patient recruitment and follow-up in clinical trials.

“Over the past year we significantly strengthened the clinical foundation for TAEUS, demonstrating performance that we believe positions our technology alongside the current standard of care, while maintaining the accessibility, scalability and cost of handheld ultrasound systems,” said Alexander Tokman, ENDRA’s Chief Executive Officer. “We remain highly confident in the long-term potential of TAEUS and are optimistic about the value it can deliver to patients, clinicians and our shareholders. As we evaluate strategic alternatives for the company, our focus is on ensuring that this progress translates into maximum benefit for all stakeholders.”

Fourth Quarter Financial Results

In the fourth quarter of 2025, cash used in operations increased to $1.6 million, compared with $1.5 million in the fourth quarter of 2024.

Operating expenses in the fourth quarter of 2025 decreased to $1.6 million, compared with $4.3 million in the same period last year. As a result, the net loss in the fourth quarter of 2025 was $3.2 million, compared with a net loss of $4.2 million in the fourth quarter of 2024.

2025 Financial Results

During 2025 the Company benefitted from actions taken throughout 2024 to streamline operations and focus resources on core development priorities, resulting in a significant decrease in operating expenses.

Operating expenses in 2025 decreased to $5.8 million, compared with $10.8 million in 2024, which included a $2.3 million non-cash inventory valuation charge reflecting the Company's strategic shift to align the TAEUS Liver device with larger market opportunities. The Company reported a net loss of $7.0 million in 2025, compared with a net loss of $11.5 million in 2024. The improvement was primarily driven by lower operating expenses, partially offset by continued investment in the advancement of the Company’s technology and clinical programs.

As of December 31, 2025, ENDRA had approximately $762,000 in cash and cash equivalents and held approximately $2.0 million in its Digital Asset Treasury, representing an additional component of its capital management strategy.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to assess tissue fat content and monitor tissue ablation during minimally invasive procedures, at the point of patient care. TAEUS® is focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease and metabolic dysfunction-associated steatohepatitis, chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. Our press releases and financial and other material information are routinely posted to and accessible on the Investors section of our website, www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements—based on certain assumptions and describing our future plans, strategies, and expectations—can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are express differently. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.

Applicable risks and uncertainties include, among others: expectations regarding the strategic alternative review process and the chance that it may not result in any transaction or other strategic outcome; our limited commercial experience, limited cash resources, and history of losses; our ability to obtain adequate financing to fund operations in the future; risks related to shifts in regulatory, accounting, or tax treatment affecting our treasury activities; the potential impact of any changes in financial reporting requirements; the risk that our stock price may be affected by the performance or valuation of assets held in our treasury; a determination that we are an investment company under the Investment Company Act of 1940; our ability to achieve profitability; delays or changes in regulatory requirements, policies, or guidelines; potential delays in submitting required regulatory applications or other submissions to, or receiving approvals from, the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies; our ability to obtain and maintain required CE mark certifications and secured required FDA and other governmental approvals for our Thermo Acoustic Enhanced Ultrasound (“TAEUS®”) applications; our ability to develop commercially viable products based on our TAEUS® technology; market acceptance of our technology; the effect of macroeconomic conditions on our business; results of studies, which may be negative or inconclusive; our ability to secure and maintain development partners; reliance on third parties, collaborations, strategic alliances, and licensing arrangements; the competitive landscape in the healthcare industry; our ability to protect our intellectual property; changes in healthcare industry practices or reimbursement policies; our ability to comply with regulations from federal, state, local, and foreign governmental agencies; our ability to maintain compliance with Nasdaq listing standards; our dependence on key members of management; and other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. Forward-looking statements in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update such statements to reflect actual results or changes in expectations, except as required by law.

Company Contact:

Investor Relations
investors@endrainc.com
www.endrainc.com

Investor Relations Contact:

Yvonne Briggs
Alliance Advisors IR
(310) 691-7100
ybriggs@allianceadvisors.com

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2025	2024
Assets
Current Assets
Cash	$762,365	$3,229,480
Prepaid expenses	205,604	204,185
Total Current Assets	967,969	3,433,665
Non-Current Assets
Fixed assets, net	42,516	69,281
Right of use assets	461,949	578,013
Prepaid expenses, long term	365,417	365,417
Digital Assets	2,009,960	-
Other assets	5,986	5,986
Total Assets	$3,853,797	$4,452,362
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$621,578	$508,293
Lease liabilities, current portion	129,378	96,937
Total Current Liabilities	750,956	605,230

Long Term Debt
Lease liabilities	362,974	487,482
Warrant Liability	479,747	799,284
Total Long Term Debt	842,721	1,286,766
Total Liabilities	1,593,677	1,891,996
Commitments and Contingencies	-	-

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 and 17.488 shares issued and outstanding, respectively	-	-
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 1,176,477 and 536,908 shares issued and outstanding, respectively	116	53
Additional paid in capital	112,725,513	105,998,412
Stock payable	-	-
Accumulated deficit	(110,465,509)	(103,438,099)
Total Stockholders’ Equity	2,260,120	2,560,366
Total Liabilities and Stockholders’ Equity	$3,853,797	$4,452,362

ENDRA Life Sciences Inc.

Consolidated Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
Operating Expenses
Research and development	$1,849,996	$3,190,293
Sales and marketing	189,470	571,040
General and administrative	3,723,635	7,055,814
Total operating expenses	5,763,101	10,817,147

Operating loss	(5,763,101)	(10,817,147)

Other (expenses) income
Other income	71,224	108,484
Digital asset staking compensation	5,121	-
Change in fair value of digital assets	(995,161)	-
Warrant expense	(665,030)	(7,323,685)
Changes in fair value of warrant liability	319,537	3,447,737
Gain on settlement of warrant exercise	-	3,076,664
Total other expenses	(1,264,309)	(690,800)

Loss from operations before income taxes	(7,027,410)	(11,507,947)

Provision for income taxes	-	-

Net Loss	$(7,027,410)	$(11,507,947)

Net loss per share – basic and diluted	$(8.93)	$(56.94)

Weighted average common shares – basic and diluted	787,020	202,106

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